Exhibit 23.1

CONSENT  OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective amendment No. 3 to Registration Statement No. 333-226151 on Form F-1 of our report dated March 31, 2021, relating to the financial statements of Auris Medical Holding Ltd. appearing in the Annual Report on Form 20-F of Auris Medical Holding Ltd. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli

Zurich, Switzerland

June 2, 2021